Kurv ETF Trust 485APOS

Exhibit 99.(i)(2)

CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 11 to the Registration Statement of Kurv ETF Trust on Form N-1A under the Securities Act of 1933, as amended.

Alston  & Bird LLP

By:	/s/ David J. Baum
A Partner

Washington, DC

March 22, 2024